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ANGEL POND HOLDINGS CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 29, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend:
https://www.cstproxy.com/angelpond/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

ANGEL POND HOLDINGS CORPORATION

SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 30, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Theodore Wang, as proxy, with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Angel Pond Holdings Corporation held of record by the undersigned at the close of business on October 20, 2022 at the Special Meeting of Stockholders of Angel Pond Holdings Corporation to be held virtually at: **https://www.cstproxy.com/angelpond/2022** on November 30, 2022, at 11:00 a.m. or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 9, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

CAPITALIZED TERMS USED IN THIS PROXY CARD HAVE THE SAME MEANING AS IN THE 2022 PROXY STATEMENT

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

The 2022 Proxy Statement and the 2021 Annual Report to Stockholders are available at: https://www.cstproxy.com/angelpond/2022

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Please mark your votes like this **X**

1. **Business Combination Proposal** — To consider and vote upon and to approve by an ordinary resolution under Cayman Islands law the entry into the Business Combination Agreement, dated as of January 31, 2022 (as further amended or modified from time to time, the "Merger Agreement"), by and among APHC, Meridian MergerSub Inc., a Cayman Islands exempted company and wholly owned subsidiary of Irish Holdco ("Merger Sub"), Mangomill plc, an Irish public limited company and wholly owned subsidiary of APHC ("Irish Holdco") and MariaDB Corporation Ab, a Finnish private limited liability company ("MariaDB"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby, including, among other things, the merger of MariaDB with and into Irish Holdco, with Irish Holdco continuing as the surviving corporation and certain equityholders of MariaDB receiving shares in the capital of Irish Holdco, as described in more detail in the accompanying proxy statement/prospectus (the "Merger" and together with the other transactions contemplated by the Merger Agreement, the "Business Combination") (Proposal No. 1); FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **Irish Domestication Merger Proposal** — To consider and vote upon and to approve by special resolution under Cayman Islands law the merger of Merger Sub with and into APHC, with APHC continuing as the surviving corporation (the "Irish Domestication Merger"). The Irish Domestication Merger will be effected by APHC filing a Plan of Merger with the Registrar of Companies of the Cayman Islands under the Cayman Islands Companies Act or at such other time as may be agreed by APHC and MariaDB in writing and specified in the Plan of Merger, a copy of which is attached to this accompanying proxy statement/prospectus as Annex J. Upon the effectiveness of the Irish Domestication Merger, the APHC Shareholders will receive shares in the capital of Irish Holdco, as described in more detail in the accompanying proxy statement/prospectus (Proposal No. 2); FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **APHC Articles Proposal** — To consider and vote upon and to approve by special resolution under Cayman Islands law the adoption of the amendment and restatement of the APHC Amended and Restated Memorandum and Articles of Association, a copy of which is attached to the accompanying proxy statement/prospectus as Annex B (Proposal No. 3); FOR ☐ AGAINST ☐ ABSTAIN ☐

4. **Issuance Proposal** — To consider and vote upon and to approve by an ordinary resolution under Cayman Islands law, for purposes of complying with applicable NYSE listing rules, the issuance of more than 20% of the total Combined Company Ordinary Shares and a change in control of APHC, in connection with the Merger (Proposal No. 4); FOR ☐ AGAINST ☐ ABSTAIN ☐

5. **Irish Holdco Articles Proposal** — To consider and approve, on a non-binding basis, the adoption by Irish Holdco of the Amended Irish Holdco Memorandum and Articles of Association, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C (Proposal No. 5); FOR ☐ AGAINST ☐ ABSTAIN ☐

6. **Election Proposal** — To consider and approve, on a non-binding basis, the election of directors to the Irish Holdco Board in accordance with the Merger Agreement (Proposal No. 6); FOR ☐ AGAINST ☐ ABSTAIN ☐

7. **2022 Equity Incentive Plan Proposal** — To consider and approve, on a non-binding basis, the adoption by Irish Holdco of an equity incentive plan that provides for grant of awards to employees and other service providers of Irish Holdco and its subsidiaries after the closing of the Merger, in the form attached to the accompanying proxy statement/prospectus as Annex D (Proposal No. 7); FOR ☐ AGAINST ☐ ABSTAIN ☐

8. **Name Change Proposal** — To consider and approve, on a non-binding basis, the change of the name of Irish Holdco to "MariaDB plc" (Proposal No. 8 and collectively with Proposals Nos. 1-7, the "Required Proposals"); and FOR ☐ AGAINST ☐ ABSTAIN ☐

9. **Adjournment Proposal** — To consider and vote upon and to approve by an ordinary resolution under Cayman Islands law to allow the chairperson of the Special Meeting to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the Special Meeting or for the approval of one or more proposals at the Special Meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to shareholders (Proposal No. 9). FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.